                                EXHIBIT 11


                  COMPUTATION OF NET EARNINGS PER COMMON
                       AND COMMON EQUIVALENT SHARE*
           For the six months ended February 28, 1998 and 1997
                                                 February       February
                                                   1998           1997


BASIC EARNINGS PER SHARE:
  Shares

     Average shares outstanding                34,530,849      34,181,663



  Net Earnings

     Net earnings for basic earnings per       $21,974,000     $18,388,000
share



Basic Earnings Per Share                       $    0.64       $   0.54



DILUTED EARNINGS PER SHARE

  Shares

     Average shares outstanding                34,530,849      34,181,663

     Net average additional shares
outstanding assuming
     dilutive stock options exercised and      1,612,422       1,441,199
proceeds used to
     purchase treasury stock at average
market price


     Average number of common and common
equivalent                                     36,143,271      35,622,862
     shares outstanding



  Net Earnings


     Net earnings for diluted earnings per     $21,974,000     $18,388,000
share



Diluted Earnings Per Share                     $    0.61       $   0.52



     *Earnings per share and all share amounts have been adjusted to reflect the two-for-one split of the Common Stock to holders of record July
25, 1997.

                                EXHIBIT 11


                  COMPUTATION OF NET EARNINGS PER COMMON
                       AND COMMON EQUIVALENT SHARE*
          For the three months ended February 28, 1998 and 1997

                                                 February       February
                                                   1998           1997

BASIC EARNINGS PER SHARE:
  Shares

     Average shares outstanding                34,595,053      34,216,355



  Net Earnings

     Net earnings for basic earnings per       $19,262,000     $16,323,000
share



Basic Earnings Per Share                       $    0.56       $   0.48



DILUTED EARNINGS PER SHARE

  Shares

     Average shares outstanding                34,595,053      34,216,355

     Net average additional shares
outstanding assuming
     dilutive stock options exercised and      1,630,070       1,488,058
proceeds used to
     purchase treasury stock at average
market price


     Average number of common and common
equivalent                                     36,225,123      35,704,413
     shares outstanding



  Net Earnings


     Net earnings for diluted earnings per     $19,262,000     $16,323,000
share



Diluted Earnings Per Share                     $    0.53       $   0.46



     *Earnings per share and all share amounts have been adjusted to reflect the two-for-one split of the Common Stock to holders of record
July 25, 1997.

